SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 11, 1996

                             Alden Electronics, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)


       Massachusetts                   1-7404             04-2156392
       -------------              ----------------      ------------------
(State or other jurisdiction      (Commission File      (IRS Employer
of incorporation)                 Number)               Identification No.)


          40 Washington Street, Westboro, Massachusetts     01581
          ---------------------------------------------   ----------
             (Address of principal executive offices)      (Zip Code)


        Registrant's telephone number, including area code:  508-366-8851


                                      None
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 2. Disposition of Assets.
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        On June 11, 1996, Alden Electronics, Inc. (the "Company"), pursuant to an Asset Purchase Agreement, sold its manufacturing and distribution rights for its line of emergency position indicating radio beacons ("EPIRBs"), and related equipment and inventory, to Northern Airborne Technology Inc., an affiliate of Chelton Ltd., a UK company. The purchase price for the Company's line of EPIRBs, a marine communication product, was $930,809, which was paid in cash at closing.

        The assets sold and transferred to Northern Airborne Technology Inc. included the machinery, production equipment, tooling and inventory used in the production of EPIRBs, intangible assets relating thereto, and certain contracts and licensing agreements relating to the manufacturing and distribution of the EPIRBs. The net gain realized on the sale of these assets was approximately $75,000.

        Revenues from the sales of EPIRBs during the year ended March 31, 1996 amounted to $2,494,559 and generated gross profits of $188,825 for the same period.




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                                   SIGNATURES
                                  ------------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ALDEN ELECTRONICS, INC.


Date:  June 26, 1996                        By: /s/ Robert J. Wentworth
                                                ------------------------------
                                                Robert J. Wentworth, Treasurer
                                                and Chief Operating Officer






30843


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